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                                                                      EXHIBIT 12

                       CROWN CASTLE INTERNATIONAL CORP.
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            (DOLLARS IN THOUSANDS)

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                                                                            YEARS ENDED DECEMBER 31,
                                                    ----------------------------------------------------------------------
                                                     1998            1999          2000           2001             2002
                                                     ----            ----          ----           ----             ----
Computation of Earnings:
  Income (loss) before income taxes,
   minority interests and cumulative effect
   of change in accounting principle                $(35,747)       $(91,316)      $(203,819)     $(350,995)     $(262,743)
  Add:
    Fixed charges (as computed below)                 32,296         126,675         271,994        329,482        350,593
    Equity in losses (earnings) of
     unconsolidated affiliate                         (2,055)             --              --             --             --
                                                    --------        --------       ---------      ---------      ---------
                                                    $ (5,506)       $ 35,359       $  68,175      $ (21,513)     $  87,850
                                                    ========        ========       =========      =========      =========

Computation of Fixed Charges and Combined
 Fixed Charges and Preferred Stock
 Dividends:
  Interest expense                                  $ 11,179        $ 60,971       $ 160,291      $ 205,691      $ 208,003
  Amortization of deferred financing
   costs and discounts on long-term debt              17,910          49,937          81,003         91,753         94,567
  Interest component of operating lease
   expense                                             3,207          15,767          30,700         32,038         48,023
                                                    --------        --------       ---------      ---------      ---------
    Fixed charges                                     32,296         126,675         271,994        329,482        350,593
  Preferred stock dividends                            5,411          28,881          59,469         79,028        (19,638)
                                                    --------        --------       ---------      ---------      ---------
    Combined fixed charges and preferred
     stock dividends                                $ 37,707        $155,556       $ 331,463      $ 408,510      $ 330,955
                                                    ========        ========       =========      =========      =========
Ratio of Earnings to Fixed Charges                        --              --              --             --             --
                                                    ========        ========       =========      =========      =========
Deficiency of Earnings to Cover Fixed
 Charges                                            $ 37,802        $ 91,316       $ 203,819      $ 350,995      $ 262,743
                                                    ========        ========       =========      =========      =========
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends                    --              --              --             --             --
                                                    ========        ========       =========      =========      =========
Deficiency of Earnings to Cover Combined
 Fixed Charges and Preferred Stock
 Dividends                                          $ 43,213        $120,197       $ 263,288      $ 430,023      $ 243,105
                                                    ========        ========       =========      =========      =========

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